CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Zurich YieldWise Money Fund, Zurich YieldWise Government Money Fund and Zurich YieldWise Municipal Money Fund (three of the series comprising Zurich YieldWise Funds) in the Zurich YieldWise Funds Prospectus and "Auditors" and "Financial Statements" in the Zurich YieldWise Funds Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 9 to the Registration Statement (Form N-1A, No. 333-21197) of our report dated August 31, 2001 on the financial statements and financial highlights of Zurich YieldWise Money Fund, Zurich YieldWise Government Money Fund and Zurich YieldWise Municipal Money Fund included in the Zurich YieldWise Funds Annual Report dated July 31, 2001.


                                                          /s/ ERNST & YOUNG LLP
                                                          ERNST & YOUNG LLP



Boston, Massachusetts
November 27, 2001